                            CERTIFICATE OF FORMATION

                                       OF

                       COUNTRYSIDE LANDFILL GASCO, L.L.C.
                           A LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is:

                       COUNTRYSIDE LANDFILL GASCO, L.L.C.

SECOND:  The address of its  registered  office in the State of Delaware is 1013
Centre Road, in the City of  Wilmington,  County of New Castle,  19805,  and its
registered agent is Corporation Service Company.

     IN WITNESS  WHEREOF,  the  undersigned,  being the  individual  forming the
Company,  has executed,  signed and  acknowledged  this Certificate of Formation this 23rd day of August, A.D. 1996.

                                                              \s\ Susan Lee
                                                              -------------
                                                              Susan Lee
                                                              Authorized Person